IVY FUND

                                    Establishment and Designation of Additional
                    Series of Shares of Beneficial Interest,
                             No Par Value Per Share

         The undersigned, being a majority of the Trustees of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, acting pursuant to Article III of the Agreement and Declaration of Trust, dated December 21, 1983, as amended and restated December 10, 1992, (the "Declaration of Trust") of the Trust, having divided the shares of beneficial interest of the Trust into four separate series, designated "Ivy Growth Fund," "Ivy Growth with Income Fund," "Ivy International Fund" and "Ivy Money Market Fund," hereby divide the shares of beneficial interest of the Trust into one additional separate series designated "Ivy Emerging Growth Fund" (individually, the "Fund," and collectively with the other four series of the Trust, the "Series"), having the following special and relative rights:

         1. The Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of the Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of the Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to the Fund. The proceeds of sales of shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law. Each share of the Fund shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of the Fund, such shareholder shall be paid solely out of the property of the Fund.

         2. Shareholders of the Fund shall vote separately as a Series on any matter except as may be required by applicable federal or state law or by an order of the Securities and Exchange Commission.

         3. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated among Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund and Ivy Money Market Fund and hereafter, the assets and liabilities of the Trust shall be allocated among all of the Series as set forth in the Declaration of Trust, except as provided below:

                  (a) Costs incurred by the Trust on behalf of the Fund in connection with the organization, registration and public offering of shares of the Fund shall be allocated to the Fund and shall be amortized by the Fund in accordance with applicable law and generally accepted accounting principles.

                  (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated among the Series on the basis of their relative average daily net assets.

                  (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series, provided that such change shall not adversely affect the rights of shareholders of a Series.

         The undersigned, being a majority of the Trustees of the Trust, hereby determine that the foregoing shall be effective upon filing with the office of the Secretary of the Commonwealth of Massachusetts.


/S/ JOHN S. ANDEREGG, JR._______________     /S/ DALE CONGRAM___________________
John S. Anderegg, Jr., as Trustee            Dale Congram, as Trustee



/S/ PAUL H. BROYHILL______________________   /S/ FRANK W. DEFRIECE, JR._________
Paul H. Broyhill, as Trustee                 Frank W. DeFriece, Jr., as Trustee



/S/ STANLEY CHANNICK______________________   ___________________________________
Stanley Channick, as Trustee                 Michael G. Landry, as Trustee



/S/ GLENN A. MILLER______________________    /S/ JOSEPH G. ROSENTHAL____________
Glenn A. Miller, as Trustee                  Joseph G. Rosenthal, as Trustee



/S/ JAMES F. O'DONNELL____________________   /S/ RICHARD N. SILVERMAN___________
James F. O'Donnell, as Trustee               Richard N. Silverman, as Trustee



__________________________________________   /S/ JAMES B. SWAN__________________
Michael R. Peers, as Trustee                 James B. Swan, as Trustee